EXHIBIT A

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.

                        EXECUTIVE OFFICERS AND DIRECTORS

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Name and Address:                                Position:
----------------                                 --------

Kenneth S. Shifrin                         Chairman of the Board of Directors,
1301 S. Capital of Texas Highway           President, and Chief Executive
Suite C-300                                Officer of American Physicians
Austin, Texas 78746                        Service Group, Inc.

William A. Searles                         Director of American Physicians
179 Hartshorne Road                        Service Group, Inc., and private
Locust, New Jersey 07760                   business consultant.

Robert L. Myer                             Director of American Physicians
3755 Capital of Texas Highway South        Service Group, Inc., and insurance
Suite 148                                  consultant to Americo Life.
Austin, Texas 78704

Marc R. Still                              Director of American Physicians
1535 Stemmons Ave.                         Service Group, Inc., and CEO and
Dallas, TX 75208                           President of Aspen Advisors, LP.

William H. Hayes                           Senior Vice President- Finance and
1301 S. Capital of Texas Highway           Secretary of American Physicians
Suite C-300                                Service Group, Inc.
Austin, Texas 78746

Maury L. Magids                            Vice President- Insurance Services
1301 S. Capital of Texas Highway           of American Physicians Service
Suite C-300                                Group, Inc.
Austin, Texas 78746

Thomas R. Solimine                         Controller of American Physicians
1301 Capital of Texas Highway              Service Group, Inc.
Suite C-300
Austin, Texas 78746




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                                    Ownership of Prime Shares:
                                    -------------------------

Name:                         # of Shares:       Amount:      Source of Funds:
----                          -----------        ------        ---------------

Kenneth S. Shifrin              212,870            *          personal earnings

William A. Searles                  100            *          personal earnings

Robert L. Myer                   10,000            *          personal earnings






                                 Options to Purchase Prime Shares:
                                 --------------------------------


Name:                  # of Options:       Option Price:      Expiration Date:
----                   ------------        ------------        ---------------

Kenneth S. Shifrin       430,000          $4.90 - $10.50     varies through 2006

William A. Searles       190,000          $4.90 - $12.25     varies through 2006



All directors and executive officers of American Physicians Service Group, Inc., are citizens of the United States of America, and, in the last five years, none have been convicted in a criminal proceeding or of any violation of any state or federal securities laws.

* Shares were acquired periodically over time for varying prices.